   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2000
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      LEXINGTON CORPORATE PROPERTIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                 (STATE OR OTHER JURISDICTION OF ORGANIZATION)

                                      6798
                            (PRIMARY NORTH AMERICAN
                        INDUSTRY CLASSIFICATION NUMBER)

                                   133717318
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                              355 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 (212) 692-7260
                         (ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                           AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                T. WILSON EGLIN
                     PRESIDENT AND CHIEF OPERATING OFFICER
                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 692-7260
                      (NAME, ADDRESS, INCLUDING ZIP CODE,
                        AND TELEPHONE NUMBER, INCLUDING
                    AREA CODE, OF ADMINISTRATOR FOR SERVICE)

                            ------------------------
                                With copies to:
                             BARRY A. BROOKS, ESQ.
                     PAUL, HASTINGS, JANOFSKY & WALKER, LLP
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 318-6000

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
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
                                                                           PROPOSED
                                                        AMOUNT              MAXIMUM
                                                         TO BE             AGGREGATE           AMOUNT OF
TITLE OF EACH CLASS OF SECURITY TO BE REGISTERED     REGISTERED(1)      OFFERING PRICE     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common shares, par value $0.0001 per share......      500,000(2)          $5,781,000           $1,526.12
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.
(2) Represents the maximum number of common shares (the "Common Shares") issuable upon consummation of the transactions described herein.
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2000
PROSPECTUS

                      LEXINGTON CORPORATE PROPERTIES TRUST

                           DIVIDEND REINVESTMENT PLAN
                500,000 SHARES OF COMMON STOCK, $.001 PAR VALUE

                            ------------------------

THE COMPANY:

- We are a self-managed and self-administered real estate investment trust that acquires, owns and manages a geographically diversified portfolio of net leased office, industrial and retail properties.

- Lexington Corporate Properties Trust 355 Lexington Avenue New York, New York 10017 (212) 692-7260

TRADING SYMBOL:

- The Common Shares are listed on The New York Stock Exchange under the symbol "LXP." On September 28 2000, the last reported sale price of a Common Share was $11.562.

                            ------------------------

THIS INVESTMENT INVOLVES RISK. YOU SHOULD REVIEW "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER PRIOR TO INVESTING IN THE COMMON SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
      ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS, ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
                  OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 29, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Where You Can Find More Information.........................        (i)
Forward-Looking Statements..................................       (ii)
Prospectus Summary..........................................         1
Risk Factors................................................         3
Description of the Plan.....................................         6
Use of Proceeds.............................................        13
Experts.....................................................        13
Legal Matters...............................................        13

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any materials that we have filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. The Commission maintains an Internet site that contains reports, proxy, and other information statements and other information regarding issuers who file electronically with the Commission. The address of the Commission's Internet site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto (the "Registration Statement"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The following documents filed by the Company under the Exchange Act with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

     (a) Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2000

     (d) The description of the Company's Common Shares contained in the Company's Proxy Statement dated April 14, 2000.

     You may inspect any reports, proxy statements and other information we file with the NYSE at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                           T. WILSON EGLIN, PRESIDENT
                      LEXINGTON CORPORATE PROPERTIES TRUST
                              355 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 (212) 692-7260

                           FORWARD-LOOKING STATEMENTS

     In addition to historical information, we have made forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus, such as those pertaining to our capital resources, portfolio performance and result of operations. "Forward-looking statements" are projections, plans, objectives or assumptions about the Company. Forward-looking statements involve numerous risks and uncertainties and you should not place undue reliance on such statements since there can be no assurance that the events or circumstances reflected in these statements will actually occur. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including, without limitation, construction delays, costs overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed in this prospectus under the heading "Risk Factors". Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only. We assume no obligation to update forward-looking statements.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements and related Notes thereto incorporated by reference into this prospectus. All references to the "Company," "we" or "us" refer to Lexington Corporate Properties Trust, a Maryland real estate investment trust, and those entities owned or controlled, directly or indirectly, by Lexington Corporate Properties Trust.

THE COMPANY

     We are a self-managed and self-administered real estate investment trust ("REIT") that acquires, owns and manages a geographically diversified portfolio of net leased office, industrial and retail properties. As of the date of this prospectus, we own 69 properties or interests therein (the "Properties," and each a "Property") and manage an additional 25. Substantially all of our leases are "net leases," under which the tenant is responsible for all costs of real estate taxes, insurance, ordinary maintenance and structural repairs. The Properties are located in 29 states, have approximately 12.1 million net rentable square feet and, under the terms of their applicable leases, currently generate approximately $82.1 million in annual rent. Our tenants, many of which are nationally recognized, include Bank One Arizona, N.A., General Motors, Fleet Mortgage Group, Inc., The Hartford Fire Insurance Company, Honeywell, Inc., Kmart Corporation, Lockheed Martin Corporation, Northwest Pipeline Corporation, Ryder Integrated Logistics and Wal-Mart Stores, Inc.

     Our senior executive officers average over 20 years of experience in the real estate investment and net lease business. We have diversified our portfolio by geographical location, tenant industry segment, lease term expiration and property type with the intention of providing steady internal growth with low volatility. We believe that such diversification should help insulate us from regional recession, industry specific downturns and price fluctuations by property type. As part of our ongoing efforts, we expect to continue to effect portfolio and individual property acquisitions, either through joint ventures or for our own account, and dispositions, expand existing Properties, attract investment grade quality tenants, extend lease maturities in advance of expiration and refinance outstanding indebtedness, when advisable.

     The Company, through a predecessor entity, commenced operations in 1993 as a REIT, with two operating partnership subsidiaries. This operating partnership structure enables us to acquire property by issuing to a seller, as a form of consideration, interests ("OP Units") in our subsidiary operating partnerships. The OP Units are redeemable, after certain dates, for Common Shares. We believe that this corporate structure facilitates our ability to raise capital and to acquire portfolio and individual properties by enabling us to structure transactions which may defer tax gains for a contributor of property while preserving the Company's available cash for other purposes, including the payment of distributions. We have used OP Units as a form of consideration in connection with the acquisition of 22 of our Properties.

     Our executive offices are located at 355 Lexington Avenue, New York, New York 10017, and our telephone number is (212) 692-7260.

RISK FACTORS

     An investment in the Common Shares offered hereby involves various risks. For a discussion of factors that should be considered in evaluating such an investment, see "Risk Factors" beginning on page 3.

DESCRIPTION OF THE PLAN

     The Dividend Reinvestment Plan (the "Plan") of the Company described herein provides to holders of the Company's Common Shares, par value $.0001 per share (the "Common Shares"), the opportunity to purchase, through reinvestment of dividends, additional Common Shares without paying any service fees, trading fees or other charges.

     The Chase Manhattan Bank is the Plan administrator (the "Administrator"). As Administrator, it will use dividends on the Company's Common Shares held by the Participants in the Plan to acquire additional

Common Shares of the Company for the accounts of Participants. Participants in the Plan may only have dividends on all of their Common Shares automatically reinvested.

     The Common Shares purchased under the Plan may be, at the Company's option, newly issued or Common Shares purchased for Participants in the open market.

     The price of Common Shares purchased from the Company with reinvested dividends will be 95% of the average of the high and low sales prices of the Common Shares reported on the New York Stock Exchange on the five trading days prior to the date on which dividends are paid as more fully described in this Prospectus. The price to Participants of Common Shares purchased in the open market will be the average price of Common Shares purchased for the Plan by the Administrator on the date on which such Common Shares are purchased, exclusive of taxes and trading fees. The Company reserves the right to modify the pricing or any other provision of the Plan at any time.

     If you are not now a member of the Plan, you may join the Plan by delivering an Enrollment Form to the Administrator. An Enrollment Form is enclosed with this Prospectus or can be obtained by request from the Administrator. Upon receipt of the Enrollment Form by the Administrator, your enrollment will be processed and the Administrator will send you a confirmation. Participation in the Plan is strictly voluntary. At any time, you may terminate your account and withdraw your shares, subject to the terms outlined in this Prospectus. Shareholders who do not wish to participate in the Plan will continue to receive dividends by check as declared and paid by the Company.

     This Prospectus relates to up to 500,000 authorized and unissued Common Shares registered for purchase under the Plan. We suggest that you read the Prospectus carefully and retain it for future reference.

                                  RISK FACTORS

     Risks Involved in Single Tenant Leases. We focus our acquisition activities in net leased real properties or interests therein. Due to the fact that our net leased real properties are leased to single tenants, the financial failure of or other default by a tenant resulting in the termination of a lease is likely to cause a significant reduction in the operating cash flow of the lessor and might decrease the value of the property leased to such tenant.

     Dependence on Major Tenants. Revenues from several of our tenants and/or their guarantors constitute a significant percentage of our consolidated rental revenues. As of June 30, 2000, our five largest tenants/ guarantors, which occupy ten Properties, represent 36.5% of annualized revenues. The default, financial distress or bankruptcy of any of the tenants of such Properties could cause interruptions in the receipt of lease revenues from such tenants and/or result in vacancies in the respective Properties, which would reduce our revenues and increase operating costs until the affected property is re-let, and could decrease the ultimate sale value of each such Property. Upon the expiration of the leases that are currently in place with respect to these Properties, we may not be able to re-lease the vacant property at a comparable lease rate or without incurring additional expenditures in connection with such re-leasing.

     Leverage. We have incurred, and may continue to incur, indebtedness (secured and unsecured) in furtherance of our activities. Neither our Declaration of Trust nor any policy statement formally adopted by the Board of Trustees limits either the total amount of indebtedness or the specified percentage of indebtedness (based upon the total market capitalization of the Company) which may be incurred. Accordingly, we could become more highly leveraged, resulting in increased risk of default on our obligations and in an increase in debt service requirements which could adversely affect our financial condition and results of operations and our ability to pay distributions. Our current unsecured revolving credit facility with Fleet National Bank, as Administrator (the "Credit Facility") contains various covenants which limit the amount of secured and unsecured indebtedness we may incur.

     Possible Inability to Refinance Balloon Payment on Mortgage Debt. A significant number of our Properties are subject to mortgages with balloon payments. As of June 30, 2000, the scheduled balloon payments for the remainder of 2000 and the next four calendar years are as follows:

     - 2000-$1.9 million;

     - 2001-$1.0 million;

     - 2002-$10.6 million;

     - 2003-$0; and

     - 2004-$25.3 million

     Our Credit Facility matures in 2001. Our ability to make such balloon payments will depend upon our ability either to refinance the mortgage related thereto or to sell the related property. Our ability to accomplish such goals will be affected by various factors existing at the relevant time, such as the state of the national and regional economies, local real estate conditions, available mortgage rates, our equity in the mortgaged properties, our financial condition, the operating history of the mortgaged properties and tax laws.

     Uncertainties Relating to Lease Renewals and Re-letting of Space. We will be subject to the risks that, upon expiration of leases for space located in our Properties, the premises may not be re-let or the terms of re-letting (including the cost of concessions to tenants) may be less favorable than current lease terms. If we are unable to re-let promptly all or a substantial portion of our commercial units or if the rental rates upon such re-letting were significantly lower than expected rates, our net income and ability to make expected distributions to our shareholders would be adversely affected. There can be no assurance that we will be able to retain tenants in any of our Properties upon the expiration of their leases. As of June 30, 2000, our scheduled lease expirations, as a percentage of annualized revenues for the remainder of 2000 and the next four years, are as follows:

     - 2000-0%;

     - 2001-0.9%;

     - 2002-3.5%;

     - 2003-2.3%; and

     - 2004-1.0%

     Defaults on Cross-Collateralized Properties. Although we do not generally cross-collateralize any of our Properties, we may determine to do so from time to time. As of June 30, 2000, two of our Properties in Florida are cross-collateralized and seventeen of our Properties are the subject of a segregated pool of assets with respect to which commercial mortgage pass-through certificates were issued. To the extent that any of our Properties are cross-collateralized, any default by us under the mortgage relating to one such Property will result in a default under the financing arrangements relating to any other Property which also provides security for such mortgage.

     Possible Liability Relating to Environmental Matters. Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property, as well as certain other potential costs relating to hazardous or toxic substances (including government fines and penalties and damages for injuries to persons and adjacent property). Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. Such liability may be imposed on the owner in connection with the activities of an operator of, or tenant at, the property. The cost of any required remediation, removal, fines or personal or property damages and the owner's liability therefore could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remove such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral, which, in turn, would reduce our revenues and ability to make distributions.

     A property can also be adversely affected either through physical contamination or by virtue of an adverse effect upon value attributable to the migration of hazardous or toxic substances, or other contaminants that have or may have emanated from other properties. Although our tenants are primarily responsible for any environmental damages and claims related to the leased premises, in the event of the bankruptcy or inability of the tenant of such premises to satisfy any obligations with respect thereto, we may be required to satisfy such obligations. In addition, under certain environmental laws, we, as the owner of such properties, may be held directly liable for any such damages or claims irrespective of the provisions of any lease.

     From time to time, in connection with the conduct of our business, and prior to the acquisition of any property from a third party or as required by our financing sources, we authorize the preparation of Phase I environmental reports and, when necessary, Phase II environmental reports, with respect to our Properties. Based upon such environmental reports and our ongoing review of our Properties, as of the date of this prospectus, we are not aware of any environmental condition with respect to any of our Properties which we believe would be reasonably likely to have a material adverse effect on us. There can be no assurance, however, that the following will not expose us to material liability in the future:

     - the discovery of previously unknown environmental conditions;

     - changes in law;

     - the conduct of tenants; or

     - activities relating to properties in the vicinity of the Properties.

Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of our tenants, which could adversely affect our financial condition or results of operations.

     Risks Relating to Acquisitions. A significant element of our business strategy is the enhancement of our portfolio through acquisitions of additional properties through joint ventures or for our own account. The consummation of any future acquisitions will be subject to satisfactory completion of our extensive valuation analysis and due diligence review and to the negotiation of definitive documentation. There can be no assurance that we will be able to identify and acquire additional properties or that we will be able to finance acquisitions in the future. In addition, there can be no assurance that any such acquisition, if consummated, will be profitable for us. If we are unable to consummate the acquisition of additional properties in the future, there can be no assurance that we will be able to increase the cash available for distribution to our shareholders.

     Concentration of Ownership by Certain Investors. In three separate closings in 1997, we sold 2,000,000 Class A Senior Cumulative Convertible Preferred Shares of Beneficial Interest in the Company to Five Arrows Realty, L.L.C. ("Five Arrows"). The Convertible Preferred Shares are convertible at anytime into Common Shares on a one-to-one basis at $12.50 per share. In March 1997, we sold to an institutional investor in a private placement 8% Exchangeable Redeemable Secured Notes in the aggregate principal amount of $25 million. The Exchangeable Notes are exchangeable at $13.00 per share for our Common Shares, subject to adjustment. Significant concentrations of ownership by certain investors may allow such investors to exert a greater influence over our management and affairs.

     Uninsured Loss. We carry comprehensive liability, fire, extended coverage and carry rent loss insurance on most of our Properties, with policy specifications and insured limits customarily carried for similar properties. However, with respect to certain of the Properties where the leases do not provide for abatement of rent under any circumstances, we generally do not maintain rent loss insurance. In addition, there are certain types of losses (such as due to wars or acts of God) that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in a Property, as well as the anticipated future revenues from a Property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the Property. Any such loss would adversely affect our financial condition. We believe that the Properties are adequately insured in accordance with industry standards.

     Adverse Effects of Changes in Market Interest Rates. The trading prices of equity securities issued by REITs have historically been affected by changes in broader market interest rates, with increases in interest rates resulting in decreases in trading prices, and decreases in interest rates resulting in increases in such trading prices. An increase in market interest rates could therefore adversely affect the trading prices of any equity securities issued by us.

     Competition. The real estate industry is highly competitive. Our principal competitors include national REITs, many of which are substantially larger and have substantially greater financial resources than us.

     Failure to Qualify as a REIT. We believe that we have met the requirements for qualification as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 1993 and we intend to continue to meet such requirements in the future. However, qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations. No assurance can be given that we have qualified or will remain qualified as a REIT. The Code provisions and income tax regulations applicable to REITs are more complex than those applicable to corporations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the requirements for qualification as a REIT or the federal income tax consequences of such qualification. If we do not qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing our income subject to tax at the regular corporate rates. We also could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Cash available for distribution to our shareholders would be significantly reduced for each year in which we do not qualify as a REIT. Although we currently intend to continue to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause us, without the consent of the shareholders, to revoke the REIT election or to otherwise take action that would result in disqualification.

                            DESCRIPTION OF THE PLAN

     Set forth below in question and answer format is a description of the provisions of the Plan. Those holders of the Company's Common Shares who are now enrolled in the Plan need not take any further action. Those holders who now wish to participate in the Plan must sign the Enrollment Form and mail it to the Administrator as described below. Those holders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, by check as usual.

PURPOSE OF THE PLAN

     The Dividend Reinvestment Plan (the "Plan") of the Company described herein provides to holders of the Company's Common Shares, par value $.0001 per share (the "Common Shares"), the opportunity to purchase, through reinvestment of dividends, additional Common Shares without paying any service fees, trading fees or other charges.

PARTICIPATION

1.  WHO IS ELIGIBLE TO ENROLL IN THE PLAN?

    Any shareholder with Common Shares registered in his or her name on the records of our plan administrator, The Chase Manhattan Bank ("Administrator"), may enroll in the Plan. ChaseMellon Shareholder Services L.L.C., a registered transfer agent, will provide certain administrative support to the Administrator. If a shareholder has shares registered in the name of someone else (for example, with a bank, broker or trustee), the holder may be able to arrange for that entity to handle the reinvestment of dividends. Shareholders should consult directly with the entity holding their Common Shares to determine if they can enroll in the Plan. If not, the shareholder may request his or her bank, broker or trustee to have some or all of their shares registered in the shareholder's own name in order to participate directly or have the shares deposited with the Administrator for safe keeping (see questions 12-17).

    Shareholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing taxes, currency and exchange controls, share registration, foreign investments and related matters.

2.  HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

    To enroll in the Plan, an eligible shareholder must sign the Enrollment Form and mail it to the Administrator. If you are now enrolled in the Plan, you need not take any further action at the current time. If the Common Shares are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign. You may obtain an Enrollment Form at any time by contacting the Administrator at the following address:

                        CHASEMELLON SHAREHOLDER SERVICES
                         DIVIDEND REINVESTMENT SERVICES
                                 P.O. BOX 3338
                        SOUTH HACKENSACK, NJ 07606-1938

3.  WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

    As an eligible shareholder, you may join the Plan at any time. Participation will begin with the first dividend after the Enrollment Form, designating the reinvestment of dividends, is received by the Administrator, provided that the Enrollment Form is received by the Administrator at least three days prior to the record date for that dividend. The Company's dividends are expected to be paid in February, May, August and November in each year. The record date for a dividend normally occurs on the 30th day of the month immediately preceding the payment date. Participants currently enrolled in the Plan will continue to participate in the same manner which they have previously authorized.

DIVIDEND REINVESTMENT

4.  WHEN WILL DIVIDENDS BE REINVESTED TOWARD THE PURCHASE OF ADDITIONAL SHARES?

    The dividends on the Company's Common Shares are expected to be paid in February, May, August and November. The reinvestment of dividends will generally begin on the dividend payment date and will normally extend over a period of two to ten business days and will always be completed within 30 days of the dividend payment date.

5.  MAY I REINVEST LESS THAN THE FULL AMOUNT OF MY DIVIDEND?

    No, you may only elect to receive full dividend reinvestment on your shares.

SHARE PURCHASES

6.  WHAT IS THE SOURCE OF COMMON SHARES TO BE PURCHASED UNDER THE PLAN?

    Common Shares purchased under the Plan will be, at the Company's discretion, either newly issued shares of the Company or shares purchased in the open market, or a combination of the foregoing. Newly issued shares will be purchased by the Administrator directly from the Company. Shares purchased in the open market will be purchased by the Administrator on the New York Stock Exchange or in negotiated transactions, and may be subject to such terms with respect to price, delivery and other matters as to which the Administrator may agree.

7.  WHEN WILL SHARES BE PURCHASED?

    Shares will be purchased by the Administrator in the open market, generally beginning on the dividend payment date (or the first business day following if such day is not a business day) and usually extending over two to ten business days, but in no event exceeding 30 days from the dividend payment date. Newly issued shares will be purchased on the applicable dividend payment date.

8.  WHAT IS THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

    If shares are purchased from the Company with reinvested dividends, the price of such shares will be 95% of the average of the daily high and low sales prices of Common Shares on the New York Stock Exchange on the five trading days prior to the applicable dividend payment date. If there is no trading reported in the Common Stock on such dates, the purchase price per share will be determined by the Company on the basis of such market quotations or other means as it shall deem appropriate; provided, however, that under no circumstances will the purchase price per share be less than the current par value of the Common Shares. If shares are purchased on the open market, the price of such shares will be the average price of all shares purchased for the Plan over the period of days such purchases are made in the open market with net proceeds of the dividends then being reinvested. No Participant shall have any authority or power to direct the time or price at which Common Shares may be purchased.

9.  HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

    The number of shares to be purchased for a Participant will depend on the net amount of the Participant's dividend and the price of the shares. Each Participant's account will be credited with the number of shares, including fractions calculated to four decimal places, equal to the total of a Participant's funds available for investment, divided by the purchase price of the shares.

COSTS

10.  WHAT COSTS ARE ASSOCIATED WITH INVESTMENTS IN THE PLAN?

     No fees are associated with any purchases under the Plan. All costs of administration of the Plan and all services and trading fees incurred in connection with any open market purchases made pursuant to the Plan will be paid by the Company.

11.  WHAT ARE THE COSTS ASSOCIATED WITH SELLING SHARES HELD IN THE PLAN?

     The Administrator will charge trading fees, transfer taxes (if any) and a service fee for each authorization to sell shares held in the Plan not to exceed $5.00 per transaction.

CUSTODIAL SERVICE

12. WHAT IS THE PURPOSE OF THE PLAN'S SAFEKEEPING SERVICE FOR CERTIFICATES AND HOW DOES IT WORK?

     The purpose of the Plan's Safekeeping Service is to permit Participants to deposit all Common Share certificates in their possession with the Administrator for safekeeping. Deposited shares represented by Common Shares certificates will be canceled and deposited into the holder's account in book entry form. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan.

13.  WHAT ARE THE ADVANTAGES OF THE PLAN'S SAFEKEEPING SERVICE?

     The Plan's Safekeeping Service for share certificates offers two significant advantages to Participants. First the risk associated with loss of your share certificates is eliminated. Second, because shares for safekeeping are treated in the same manner as shares purchased through the Plan, they may be sold through the Plan in a convenient and efficient manner.

14.  HOW MAY COMMON SHARE CERTIFICATES BE DEPOSITED WITH THE ADMINISTRATOR?

     Participants who wish to deposit their share certificates for safekeeping should send them, unsigned, and without completing the assignment portion, to the Administrator with written instructions to deposit them to their Plan account. It is recommended that securities be sent via insured registered mail.

15.  MAY SHARES REMAIN ON DEPOSIT IF PARTICIPATION IN THE PLAN IS DISCONTINUED?

     No. Upon withdrawal from the Plan, Participants must elect to receive their Plan Shares either in kind or in cash.

16.  MAY INVESTMENT OPTIONS BE CHANGED?

     Yes. You may begin or stop reinvesting cash dividends on all shares registered in your name.

17.  HOW DO PARTICIPANTS CHANGE THEIR INVESTMENT OPTIONS?

     Participants may change their investment options at any time by submitting a written request to the Administrator. Changes will become effective as soon as practicable after they are received by the Administrator.

DIVIDENDS

18. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. As the record holder for the Common Shares held in Participants' accounts under the Plan, the Administrator will receive dividends (less any applicable tax withholding requirements imposed on the Company) for all Plan shares held on the applicable record date, credit such dividends to Participants' accounts on the basis of shares held in these accounts, and will automatically reinvest such dividends in additional Common Stock or pay such dividends in cash, according to the directions in each Participant's Enrollment Form.

SALE OF PLAN SHARES

19.  CAN THE SHARES HELD IN THE PLAN BE SOLD THROUGH THE ADMINISTRATOR?

     A Participant can instruct the Administrator to sell any or all of the whole shares held in the Plan. The written notification to the Administrator should include the number of shares that are to be sold. The Administrator will make the sale as soon as practicable after receipt of a Participant's request, and a check for the proceeds less trading fees, transfer taxes (if any) and a service fee (not to exceed $5.00 per transaction) will usually be sent by the Administrator on the settlement date, which will be three business days from the date of sale. No Participant shall have the authority or power to direct the date or sales price at which Common Stock may be sold. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risks associated with the fluctuations in the price of Lexington shares. Sales requests should be sent to ChaseMellon Shareholder Services, Dividend Reinvestment Services, P.O. Box 3338, and South Hackensack, NJ 07606-1938.

ISSUANCE OF SHARE CERTIFICATES

20.  WILL SHARE CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

     Share certificates will not be issued unless a written request is made to the Administrator. The number of shares you hold in the Plan will be shown on your regular statement of account. This service protects against loss, theft or destruction of share certificates.

21.  HOW DOES A PARTICIPANT REQUEST A SHARES CERTIFICATE ISSUANCE?

     By contacting the Administrator in writing, you may request, without charge, a stock certificate for any or all of the whole shares held for you in the Plan. Certificates for fractional shares will not be issued under any circumstances.

TERMINATION OF PLAN PARTICIPATION

22.  HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

     In order to terminate participation in the Plan a Participant must notify the Administrator in writing. After receipt of such notice, dividends will be remitted to the shareholder in the usual manner.

23.  WHEN WILL A TERMINATION BE EFFECTIVE?

     A termination notice will be effective upon receipt by the Administrator, providing such notice is received at least five days prior to the dividend payment date.

24.  HOW ARE SHARES DISTRIBUTED UPON TERMINATION?

     Upon termination, a certificate for all whole shares held by a Participant under the Plan will be issued. Alternatively, a Participant may specify in the termination notice that some or all of the shares be sold. Any fractional shares held in the Plan at the time of termination will be converted to cash and the Participant will receive a check for the net proceeds.

TAX CONSEQUENCES

25.  WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends.

     Dividends paid with respect to Common Shares which a Participant reinvests in Common Shares will be treated for federal income tax purposes as having been received by the Participant in the form of a taxable cash dividend. Accordingly, an amount equal to the fair market value on the date of purchase of shares acquired with reinvested dividends (including for this purpose the 5% price concession) will be treated as a dividend to the extent that the Company has current or accumulated earnings and profits for federal income tax purposes. Dividends in excess of current and accumulated earnings and profits will not be taxable to a Participant to the extent that such dividends do not exceed the adjusted basis of the Participant's shares. To the extent such dividends exceed the adjusted basis of a Participant's shares, they will be included in income as capital gains. In addition, in the event that the Company designates a part or all of the amount so distributed as a capital gain dividend, such amount would be treated by the Participant as long-term capital gain. Participants' statements of account will show the fair market value on the date of purchase of the Common Shares purchased with reinvested dividends, and a

     Form 1099-DIV mailed to Participants at year-end will show total income, the amount of any return of capital and the amount of any capital gain.

     The Internal Revenue Service (the "IRS") has ruled in private letter rulings that trading fees paid by a corporation on behalf of participants in a dividend reinvestment plan (i.e., in the case of open market purchases of shares) are to be treated as constructive dividends to the participants. Such constructive dividends are subject to income tax in the same manner as dividends and includable in the Participants' cost basis of the shares purchased. Accordingly, if the Company pays trading fees with respect to any open market purchases made by the Administrator, the Company intends to take the position that Participants received their proportionate amount of such commissions as additional dividends. The information return sent by the Administrator to you and the IRS at the end of the year will show the amount of such dividends paid to you. Administrative expenses (other than trading fees) are not generally treated as constructive dividends by the IRS and the Company will not treat such expenses as constructive dividend to participants..

     The tax basis of Common Shares acquired for a participant under the Plan by reinvestment of dividends will be equal to the fair market value of the Common Shares on the applicable date of purchase, plus the Participant's share of trading fees, if any. The holding period of Common Shares acquired under the plan will begin on the day following the dates as of which the Common Shares were purchased for the Participant's account.

     A Participant in the Plan will not realize any taxable income when the Participant receives certificates for Common Shares credited to the Participant's account, either upon the Participant's request for such certificates or upon withdrawal from or termination of the Plan. However, a Participant will recognize gain or loss when Common Shares acquired under the Plan are sold or exchanged. The amount of such gain or loss will be the difference between the amount realized for the Participant's Common Shares and the tax basis thereof.

     The IRS has ruled in connection with similar plans that a dividend reinvestment plan will not adversely affect the qualification of a REIT. In addition, a REIT should be able to include dividends under such a plan in its dividends-paid deduction.

     The foregoing summary of certain federal income tax considerations regarding the Plan is based on current law, is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment circumstances, or certain types of investors (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. Those considering participation in the Plan are urged to consult with their own tax advisors regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may result from their participation in the Plan and of potential changes in applicable tax laws.

     The income tax consequences for Participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

26. HOW ARE FEDERAL INCOME TAX WITHHOLDING PROVISIONS APPLIED TO STOCKHOLDERS WHO PARTICIPATE IN THE PLAN?

     If you fail to provide certain federal income tax certifications in the manner required by law, dividends and proceeds from the sale of any shares held for your account are subject to federal income tax withholding, currently at the rate of 31%. Certain shareholders (including most corporations) are, however, exempt from the above withholding requirements, provided that certain certifications are made.

     If you are a foreign shareholder whose dividends are subject to United States income tax withholding at the current 30% rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

PLAN ADMINISTRATION

27.  HOW WILL THE PLAN BE ADMINISTERED?

     The Chase Manhattan Bank, or a successor selected by the Company, will administer the Plan for Participants, keep records, send statements of accounts to Participants, answer Participants' questions and perform other duties related to the Plan.

28.  WHO SHOULD PARTICIPANTS CONTACT FOR ANSWERS TO QUESTIONS REGARDING THE
     PLAN?

     All inquiries regarding the Plan should be sent to:

                        CHASEMELLON SHAREHOLDER SERVICES
                           DIVIDEND REINVESTMENT PLAN
                                 P.O. BOX 3338
                        SOUTH HACKENSACK, NJ 07606-1938
                                 1-800-851-9677

29.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     As soon as practicable after each purchase, a statement of account will be mailed to you by the Administrator. These statements are your continuing record of current activity and should be retained for tax purposes. In addition, each Participant will receive all communications sent to other shareholders, including any annual and quarterly reports to shareholders, proxy statements and dividend income information for tax reporting purposes. Participants should be aware that it is important to retain all statements received as there could be a fee incurred when requesting the Administrator to supply past history.

30. WHAT ARE THE RESPONSIBILITIES OF THE ADMINISTRATOR AND THE COMPANY UNDER THE PLAN?

     In administering the Plan, neither the Administrator, the Company nor any Administrator for either will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death, the prices at which Common Shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Shares. Neither the Administrator, the Company nor any Administrator for either shall have any duties, responsibilities or liabilities, except such as are expressly set forth in the Plan. Since the Company has delegated all responsibility for administering the Plan to the Administrator, the Company specifically disclaims any responsibility for any of the Administrator's actions or inaction's in connection with the administration of the Plan.

ADDITIONAL INFORMATION

31.  CAN SHARES HELD IN THE PLAN BE PLEDGED OR ASSIGNED?

     Shares held in the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void. If you wish to pledge or assign shares, you must request that a share certificate for such shares be issued in your name. Share certificates for fractional shares will not be issued under any circumstances.

32. HOW WILL YOUR SHARES HELD BY THE ADMINISTRATOR BE VOTED AT STOCKHOLDERS' MEETINGS?

     Shares held for you by the Administrator will be voted as you direct. Each Participant will receive a proxy voting card for the total of their whole shares, including shares that they hold in the Plan. If no instructions are received, the shares will not be voted.

33. WHAT HAPPENS IF THE COMPANY HAS A COMMON SHARES RIGHTS OFFERING, ISSUES A COMMON SHARES DIVIDEND OR DECLARES A COMMON SHARES SPLIT?

     Participation in any rights offering will be based upon both the Common Shares registered in a Participant's name and the Common Shares credited to a Participant's account under the Plan. Rights applicable to Common Shares credited to a Participant's account under the Plan will be sold by the Administrator and proceeds will be credited to the Participant's account under the Plan and applied to the purchase of Common Shares on the next investment date. Any Participant who wishes to exercise, transfer or sell the rights applicable to the Common Shares credited to the Participant's account under the Plan must request, prior to the record date for the issuance of any such rights, that the Common Shares credited to the Participant's account be transferred from the Participant's account and registered in the Participant's name. Any Common Shares dividend or Common Shares resulting from splits of Common Shares, both full and fractional, credited to Participant's accounts will be added to such accounts.

34. WHAT HAPPENS IF REINVESTMENT OF A PARTICIPANT'S DIVIDENDS WOULD CAUSE THE PARTICIPANT OR ANY OTHER PERSON TO EXCEED THE OWNERSHIP LIMIT SET FORTH IN THE COMPANY'S CHARTER, OR OTHERWISE VIOLATE THE COMPANY'S CHARTER?

     The Company's Charter places certain restrictions upon the ownership, directly or constructively, of the Common Shares, including the limitation of ownership of the Common Shares by any one person to 9.8% of the outstanding shares (the "Ownership Limit"), subject to certain exceptions. To the extent any reinvestment of dividends elected by a shareholder would cause such shareholder or any other person to exceed the Ownership Limit or otherwise violate the Company's Charter, such reinvestment will be void. Such stockholder will be entitled to receive cash dividends (without interest) in lieu of such reinvestment.

35.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     The Company reserves the right to amend, modify, suspend or terminate the Plan, but such action shall have no retroactive effect that would prejudice the interests of the Participants. In the event of termination, certificates for whole shares held by each Participant in the Plan will be delivered to such Participant together with a check for the net proceeds of the value of any fractional shares.

36.  WHAT LAW GOVERNS THE PLAN?

     The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Maryland.

37.  HOW IS THE PLAN TO BE INTERPRETED?

     Any question of interpretation arising under the Plan will be determined by the Company, and any such determination will be final.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for general corporate purposes of the Company.

                                    EXPERTS

     The consolidated financial statements and related consolidated financial statement schedule of the Company included in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 1999 and incorporated by reference in this Prospectus have been incorporated herein in reliance on the report incorporated herein of KPMG LLP, independent certified public accountants, given on the authority of the firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Paul, Hastings, Janofsky & Walker LLP will rely as to all matters of Maryland law, including the legality of the Common Shares offered hereby, on the opinion of Piper & Marbury, Baltimore, Maryland.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE COMPANY TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT OR COMPLETE AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                                 500,000 Shares

                           Dividend Reinvestment Plan

                              Lexington Corporate
                                Properties Trust

                                  Common Stock

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                   DIVIDEND REINVESTMENT PLAN ENROLLMENT CARD

     To participate in the Lexington Corporate Properties Trust Dividend Reinvestment Plan, complete and sign the reverse side of this enrollment form and return it in the enclosed envelope.

     This will authorize Lexington Corporate Properties Trust to forward to The Chase Manhattan Bank, as your Administrator, all of the cash dividends you receive on your common shares to be invested to purchase additional common shares. All investments are made subject to the terms and conditions of the Plan as set forth in the accompanying Prospectus dated September 29, 2000.

     By signing the reverse side of this enrollment form, the undersigned hereby acknowledges receipt of the Prospectus.

     This authorization and appointment are given by you with the understanding that you may terminate them at any time by so notifying The Chase Manhattan Bank in writing, or by completing and returning the termination form contained within your quarterly dividend reinvestment statements.

             ------------------------------------------------------

To deposit your shares for safekeeping, check the appropriate box on the reverse side and return this card and your shares certificates via registered mail, return receipt requested.

     Questions regarding the Lexington Corporate Properties Trust Dividend Reinvestment Plan should be directed to ChaseMellon Shareholder Services at
                                1-800-851-9677.

                  PLEASE READ CAREFULLY. THIS IS NOT A PROXY.
         RETURN THIS FORM ONLY IF YOU WISH TO PARTICIPATE IN THE PLAN.

PLEASE ENROLL ME IN THE LEXINGTON CORPORATE PROPERTIES TRUST DIVIDEND REINVESTMENT PLAN:

[ ] FULL DIVIDEND REINVESTMENT. Apply the dividends on all shares of stock as indicated above.
Social Security No.:
-------------------------------------------------------
Date:
-----------------------------------------------------------------------
Signature(s):
---------------------------------------------------------------
------------------------------------------------------------------------------
All joint owners should sign exactly as names appear on reverse side.

IF ENROLLING FOR FULL DIVIDEND REINVESTMENT MAIL COMPLETED FORM TO:
     CHASEMELLON SHAREHOLDER SERVICES
     INVESTMENT SERVICES
     P.O. BOX 3338
     SOUTH HACKENSACK, NEW JERSEY 07606-1938

[ ] SAFEKEEPING. Deposit the enclosed ________ shares of stock for safekeeping.

--------------------------------------------------------------------------------------------------------
                CERTIFICATE NUMBER                                    NUMBER OF SHARES
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

IF ENROLLING FOR SAFEKEEPING OF SHARES MAIL COMPLETED FORM TO:
     CHASEMELLON SHAREHOLDER SERVICES
     ACCOUNT MAINTENANCE DEPARTMENT
     P.O. BOX 3316
     SOUTH HACKENSACK, NEW JERSEY 07606-1916

(If you already participate in the Plan, it is not necessary to re-enroll.)

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee............................................  $ 1,526
Printing expenses...........................................    5,000
Legal fees and expenses.....................................    3,500
Accounting fees and expenses................................    3,500
Miscellaneous...............................................    1,000
          Total.............................................  $14,526

     All expenses in connection with the issuance and distribution of the securities being offered will be borne by the Company (other than selling commissions, if any).

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Company's trustees and officers are and will be indemnified under Maryland law, the Declaration of Trust of the Company (the "Declaration"), and the related partnership agreement against certain liabilities. The Declaration requires the Company to indemnify its trustees and officers to the fullest extent permitted from time to time by the laws of Maryland. The Declaration also provides that, to the fullest extent permitted under Maryland law, trustees and officers of the Company will not be liable to the Company and its shareholders for money damages.

     Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director made a party to any proceedings by reason of service as a director unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding; but, if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the director, whether or not involving action in the director's official capacity, indemnification of the director is not permitted if the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director failed to meet the requisite standard of conduct for permitted indemnification.

     The partnership agreement also provides for indemnification of the Company, or any trustee or officer of the Company, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership as set forth in the partnership agreement.

     The foregoing reference is necessarily subject to the complete text of the Declaration of Trust and the statute referred to above and is qualified in its entirety by reference thereto.

     The Company has also entered into Indemnification Agreements with certain officers and trustees for the purpose of indemnifying such persons from certain claims and action in their capacities as such.

ITEM 16.  EXHIBITS.

     There are filed with the Registration Statement the following exhibits:

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  3.1     Declaration of Trust.*
  3.2     By-laws.**
  3.3     Fifth Amended and Restated Agreement of Limited Partnership
          of Lepercq Corporate Income Fund L.P. dated as of December
          31, 1996 as Supplemented as of March 10, 1997 to Include
          Pacific Place Merger as Supplemented as of January 29, 1998
          to Include Phoenix and Savannah Contributions as
          Supplemented as of May 8, 1998 to Include Anchorage
          Contribution as Supplemented as of June 19, 1998 to Include
          Trademark Lancaster Contribution as Supplemented as of
          December 31, 1998 to Include Columbia Contribution.***
  3.4     Second Amended and Restated Agreement of Limited Partnership
          of Lepercq Corporate Income Fund II L.P. dated as of August
          27, 1998.***
  5.1     Opinion of Paul, Hastings, Janofsky & Walker LLP as to the
          validity of the securities being offered.
 23.1     Consent of KPMG LLP.
 23.2     Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

---------------
  * Incorporated by reference to Exhibit No. 3.1 to the Company's Current Report on Form 8-K filed on January 16, 1998.

 ** Incorporated by reference to Exhibit No. 3.2 to the Company's Annual Report on Form 10-K filed on March 31, 1998.

*** Incorporated by reference to Exhibits No. 3.3 and 3.4 to the Company's
    Amendment No. 1 to Form S-3 filed on September 10, 1999.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the city of New York, state of New York, on September   , 2000.

                                          LEXINGTON CORPORATE PROPERTIES
                                          TRUST

                                          By: /s/ T. WILSON EGLIN
                                            ------------------------------------
                                            T. Wilson Eglin
                                            President and Chief Operating
                                          Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Wilson Eglin and E. Robert Roskind, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 CAPACITY                       DATE
                ---------                                 --------                       ----
          /s/ E. ROBERT ROSKIND             Chairman of the Board, Co-Chief       September 29, 2000
------------------------------------------  Executive Officer and Trustee
            E. Robert Roskind               (Principal Executive Officer)

           /s/ RICHARD J. ROUSE             Vice Chairman, Co-Chief Executive     September 29, 2000
------------------------------------------  Officer and Trustee
             Richard J. Rouse

           /s/ T. WILSON EGLIN              President, Chief Operating Officer    September 29, 2000
------------------------------------------  and Trustee
             T. Wilson Eglin

           /s/ PATRICK CARROLL              Chief Financial Officer and           September 29, 2000
------------------------------------------  Treasurer
             Patrick Carroll

             /s/ PAUL R. WOOD               Vice President, Chief Accounting      September 29, 2000
------------------------------------------  Officer and Secretary
               Paul R. Wood

          /s/ GEOFFREY DOHRMANN             Trustee                               September 29, 2000
------------------------------------------
            Geoffrey Dohrmann

           /s/ CARL D. GLICKMAN             Trustee                               September 29, 2000
------------------------------------------
             Carl D. Glickman

            /s/ JOHN D. MCGURK              Trustee                               September 29, 2000
------------------------------------------
              John D. McGurk

           /s/ SETH M. ZACHARY              Trustee                               September 29, 2000
------------------------------------------
             Seth M. Zachary